Exhibit 23(a)(7)

                       THE PREFERRED GROUP OF MUTUAL FUNDS

                                 AMENDMENT NO. 6

                       AGREEMENT AND DECLARATION OF TRUST


          The undersigned, being a majority of the Trustees of The Preferred Group of Mutual Funds, a Massachusetts business trust, created and existing under an Agreement and Declaration of Trust dated November 19, 1991, as amended (the "Agreement"), a copy of which is on file in the Office of the Secretary of State of The Commonwealth of Massachusetts, do hereby direct that this Amendment No. 6 be filed with the Secretary of State of The Commonwealth of Massachusetts and do hereby amend to read in its entirety the first sentence of Section 6 of Article III of the Agreement as follows:

          "Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or Classes or to modify the rights and preferences of any Series or Classes, the "Preferred Growth Fund","Preferred Value Fund","Preferred International Fund", "Preferred Small Cap Fund", "Preferred Asset Allocation Fund", "Preferred Fixed Income Fund","Preferred Short-Term Government Securities Fund", "Preferred Money Market Fund", "Preferred Mid Cap Growth Fund", "Preferred International Growth Fund", shall be, and are hereby established and designated."

          The foregoing amendment shall become effective as of the time it is filed with the Secretary of State of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and our successors and assigns this 14th day of December, 2000.


                                                     /s/ Gary M. Anna
                                                     ------------------------
                                                     Gary M. Anna


                                                     /s/ William F. Bahl
                                                     ------------------------
                                                     William F. Bahl


                                                     /s/ F. Lynn McPheeters
                                                     ------------------------
                                                     F. Lynn McPheeters


                                                     /s/ Dixie L. Mills
                                                     ------------------------
                                                     Dixie L. Mills


                                                     /s/ Kenneth J. Zika
                                                     ------------------------
                                                     Kenneth J. Zika

STATE OF ILLINOIS          )
                           )        ss:
COUNTY OF                  )


               Then personally appeared before me each of the above-named Trustees and acknowledged the foregoing instrument to be their free act and deed.


Dated:  December 14, 2000
                              Notary Public

                              My Commission Expires: